                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 VIRAGEN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 VIRAGEN, INC.
                        865 S.W. 78TH AVENUE, SUITE 100
                           PLANTATION, FLORIDA 33324

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 27, 2000

To The Stockholders of Viragen, Inc.

     PLEASE TAKE NOTICE that Viragen, Inc., a Delaware corporation, will hold its 1999 annual meeting of stockholders at the American Stock Exchange, located at 86 Trinity Place, New York, NY, on July 27, 2000 at 3:00 P.M., local time, or at any and all adjournments for the following purposes:

        1. To elect three directors to the board of directors, who will be classified as class B directors, to serve for the term of their designated class and until their successors have been elected and qualified;

        2. To ratify the appointment of our independent auditors; and

        3. To transact other business that may properly come before the meeting or any adjournment.

     The proxy statement dated June 15, 2000 is attached.

     The board of directors has fixed the close of business on June 1, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. Viragen's financial statements for the fiscal year ended June 30, 1999 are contained in the accompanying annual report on Form 10-K/A. Viragen's financial statements for the quarterly period ended March 31, 2000 are contained in the accompanying quarterly report on Form 10-Q. Neither the annual report nor the quarterly report form any part of the material for the solicitation of proxies. If you do not expect to be present at the meeting, you are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States. You may also vote electronically via the internet or by telephone.

                                          By Order of the Board of Directors,

                                          Dennis W. Healey, Secretary

Plantation, Florida
June 15, 2000

     THIS IS AN IMPORTANT MEETING, AND YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE UNABLE TO ATTEND IN PERSON, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD, OR VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE AT YOUR EARLIEST CONVENIENCE. PROMPTNESS IN RETURNING THE EXECUTED PROXY CARD WILL BE APPRECIATED. IF YOU VOTE BY PROXY, YOU MAY NEVERTHELESS ATTEND THE MEETING, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                 VIRAGEN, INC.
                        865 S.W. 78TH AVENUE, SUITE 100
                           PLANTATION, FLORIDA 33324

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

     This proxy statement is being furnished to you by the board of directors of Viragen, Inc., a Delaware corporation, in connection with a solicitation of proxies for use at our 1999 annual meeting of stockholders. We will hold our annual meeting at the American Stock Exchange located at 86 Trinity Place, New York, NY, on July 27, 2000 at 3:00 P.M., local time, or at any and all adjournments. Viragen will bear the cost of this solicitation. Viragen's annual report on Form 10-K/A for the fiscal year ended June 30, 1999 and our quarterly report for the quarterly period ended March 31, 2000 are being mailed together with this proxy statement and form of proxy. The date of mailing of this proxy statement and form of proxy is approximately June 15, 2000.

                      OUTSTANDING STOCK AND VOTING RIGHTS

     In accordance with our by-laws, the board of directors has fixed the close of business on June 1, 2000, as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. Only stockholders of record on that date will be entitled to vote. If you submit your proxy on the accompanying form, you have the power to revoke it by notice of revocation directed to the proxy holder at any time before it is voted. Unless you withhold authority in writing, proxies, which are properly executed, will be voted for the proposals. Although you may have given your proxy, you may nevertheless attend the meeting, revoke your proxy and vote in person. The election of the directors nominated requires the affirmative vote of a plurality of the shares of Viragen's common stock voting at the annual meeting in person or by proxy.

     As of June 1, 2000, the record date for determining our stockholders entitled to notice of, and to vote at, the annual meeting 86,475,267 shares of our common stock, $.01 par value, were issued, of which 845,277 shares are held as treasury stock. Each share of common stock outstanding entitles the holder to one vote on all matters brought before the annual meeting. The quorum necessary to conduct business at the annual meeting consists of a majority of the shares of common stock outstanding (42,814,996 shares) as of the record date. Abstentions and broker non-votes will have no effect for the election of directors or the ratification of our auditors.

               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     On February 28, 1997, we amended our certificate of incorporation and set up a classified board of directors with the 1997 annual meeting. Following that meeting, we divided directors into three subclasses consisting of class A, class B and class C. The initial term of the class A directors expired after the 1998 annual meeting of stockholders; the term of the class B directors initially expires after the 1999 annual meeting; and the term of the class C directors initially expires after the 2000 annual meeting. At the annual meeting, stockholders will be asked to elect three class B directors.

     At each annual meeting of stockholders, directors of the respective class whose term has expired will be elected, and the directors chosen to succeed those whose terms have expired will be elected to hold office for a term to expire at the third ensuing annual meeting of stockholders after their election, and until their respective successors are elected and qualified. The term of the class C directors initially will expire after the 2000 annual meeting of stockholders. The term of the class A directors elected at the 1998 annual meeting will expire at our 2001 annual meeting of stockholders.

     The following table lists Viragen's directors and officers:

                                                                                 SERVED AS
                                                                              OFFICER AND/OR
NAME                                       AGE   POSITION WITH THE COMPANY    DIRECTOR SINCE     CLASS
----                                       ---   -------------------------   -----------------   -----
Gerald Smith.............................  69    Chairman of the Board             1994            C
                                                 Chief Executive Officer           1998
                                                 President                         1993
Robert H. Zeiger.........................  56    Director                          1995            B
                                                 Vice Chairman of the Board        1998
Dennis W. Healey.........................  51    Chief Financial Officer           1980
                                                 Treasurer                         1980            B
                                                 Director                          1984
                                                 Executive Vice President          1993
                                                 Secretary                         1994
Dr. Magnus Nicolson......................  39    Chief Operating Officer           1999
Melvin Rothberg..........................  53    Executive Vice President          1999
Carl N. Singer...........................  81    Director                          1997            C
Peter D. Fischbein.......................  59    Director                          1981            B
Sidney Dworkin, Ph.D.....................  78    Director                          1994            A
Charles J. Simons........................  81    Director                          1998            A
Robert C. Salisbury......................  54    Director                          1998            A
Jose I. Ortega...........................  28    Controller                        1996

     Gerald Smith became president of Viragen in May 1993. From 1982 to 1994 Mr. Smith was a principal stockholder, president, chief executive officer and a director of Business Development Corp. Business Development has served as a managing entity and consultant to several high technology ventures including Compupix Technology Joint Venture. From August 1991 to December 1991, Mr. Smith was the chief executive officer of Electronic Imagery, Inc., a company engaged in the development of imaging software. Mr. Smith was also the president, chief executive officer and a director of Cinescopic Corporation and International Database Service, Inc. These are computer-oriented companies which developed database technology using the personal computer for audio, video, animation and real time communication. Mr. Smith discontinued the operations of Business Development Corp. in order to devote all of his time to Viragen. Mr. Smith is also chairman of the board and president of Viragen (Europe) Ltd.

     Robert H. Zeiger was appointed chief executive officer and chief operating officer of Viragen, during May 1995. At that time, he was also elected as a director. Mr. Zeiger has served as a pharmaceutical executive since 1971. From 1985 to 1994, Mr. Zeiger was employed by Glaxo, Inc., Research Triangle Park, North Carolina. He served as vice president and general manager of their Dermatological Division from 1985 to 1988. He then served as vice president and general manager of Glaxo Pharmaceuticals from 1991 to 1994. Previously, Mr. Zeiger served as vice president marketing and sales with Stiefel Laboratories, Inc., Coral Gables, Florida, from 1979 to 1985. He was national sales manager to Knoll Pharmaceutical Company, Whipping, New Jersey from 1971 to 1979. Mr. Zeiger has also served as chief executive officer and a director of Viragen (Europe). On July 31, 1998 Mr. Zeiger resigned his positions of chief executive officer of Viragen and Viragen (Europe) and director of Viragen (Europe) for health reasons. His resignations were effective September 30, 1998. Mr. Zeiger continues to serve as vice chairman and senior pharmaceutical advisor to the Viragen board. He is a member of the executive committee of the board of directors.

     Dennis W. Healey is a certified public accountant. He was appointed chairman of the board and chief executive officer on April 13, 1993. In June 1994, Mr. Healey relinquished his position as chairman of the board to Mr. Smith. In July 1994, he relinquished the position of chief executive officer. Upon Gerald Smith becoming president in May 1993, Mr. Healey became executive vice president. He has served as chief financial officer and treasurer since 1980. Mr. Healey was appointed secretary in 1994. From July 1976 until his resignation in July 1996, Mr. Healy served as senior vice president, principal financial officer and treasurer of Medicore, Inc. This is a public company engaged primarily in electronics assembly and ownership of dialysis centers. He was also executive vice president of its Techdyne affiliate. He served as treasurer of most of Medicore's subsidiaries. He was also vice president of Dialysis Corporation of America, a subsidiary of Medicore, and as secretary, treasurer and director of other Dialysis Corporation of America subsidiaries. Mr. Healey joined Medicore in 1976 as its controller. Mr. Healey is also executive vice president, treasurer, secretary and a director of Viragen (Europe) and Viragen U.S.A.

     D. Magnus Nicolson, Ph.D. was appointed chief operating officer of Viragen and Viragen (Europe) upon the resignation of Dr. Jay Sawardeker in July 1999 and August 1999, respectively. Dr. Nicolson was elected a director of Viragen (Europe) in 1997. He has served as the managing director of Viragen (Scotland) since April 1996. From 1992 to 1995, Dr. Nicolson was employed by Scottish Enterprise, an agency of the Scottish government responsible for generating economic development in Scotland. During his time at Scottish Enterprise, he served as:

     - technology manager for Locate in Scotland (1995),

     - a senior executive (1993 to 1995), and

     - contractor, healthcare liaison office of Dunbartonshire Enterprise (1992 to 1993).

From 1990 to 1992, Dr. Nicolson conducted various market research projects for a variety of public and private enterprises as an independent marketing consultant. In 1988, Dr. Nicolson was awarded a Doctorate in Immunology from the University of Strathclyde. He earned Masters Degrees in both Immunology and Business in 1985 and 1992, respectively. Dr. Nicolson is a Fellow of the Royal Society of Medicine, a Member of the Royal Society of Chemistry, and a Member of the Chartered Institute of Marketing.

     Melvin Rothberg joined Viragen as chief executive officer of Viragen U.S.A. in April 1998. In April 1999, Mr. Rothberg assumed the position of an executive vice president of Viragen. Prior to joining Viragen, Mr. Rothberg served as a vice president of Althin Medical, Inc., a U.S. subsidiary of a Swedish medical company, from 1990 to 1998. Mr. Rothberg served as a director and manager of a number of divisions of C.D. Medical, a division of the Dow Chemical Company, from 1983 to 1990. He was an engineer with Cordis Dow Corporation from 1974 to 1983.

     Carl N. Singer was elected a director in August 1997. He currently serves as chairman of the executive committee of the board of directors. Since 1981, Mr. Singer has served as chairman of Fundamental Management Corporation, a Florida-based institutional investment fund. Mr. Singer has also served as a director, president and CEO of Sealy, Inc., Scripto, Inc. and the BVD Company.

     Peter D. Fischbein is an attorney who has been practicing law for approximately 35 years. Mr. Fischbein served as Viragen's secretary between May and December 1994. His former law firm on occasion represented Viragen, Medicore and the Viragen Research Associates Limited Partnership, which has contracts with Viragen, Inc. Mr. Fischbein is also a director of Medicore since 1984 and a director of Techdyne since 1985. Mr. Fischbein has been general partner of several limited partnerships engaged in oil exploration and real estate development.

     Sidney Dworkin, Ph.D. was elected a director in August 1994. He was a founder, former president, chief executive officer and chairman of Revco, Inc. Between 1987 and the present, Dr. Dworkin has also served as chairman of Stonegate Trading, Inc., an importer and exporter of various health, beauty aids, groceries and sundries. Between 1988 and the present, Dr. Dworkin has served as chairman of the board of Advanced Modular Systems, which is engaged in the sale of modular buildings. Between June 1993 and the present, Dr. Dworkin has also served as chairman of Comtrex Systems, Inc., which is engaged in development and sale of programmable cash registers. Dr. Dworkin also serves on the board of directors of CCA Industries, Inc., Interactive Technologies, Inc., Northern Technologies International Corporation and Crager Industries, Inc. All are publicly traded companies.

     Charles J. Simons was elected to the board of directors in July 1998. He currently serves as chairman of the audit, finance and compensation committee of the board of directors. Mr. Simons has been a director of

Renex Corp. since its inception in July 1993. Mr. Simons is the chairman of the board of G.W. Plastics, Inc., a plastic manufacturer. Also, he is an independent management and financial consultant. From 1940 to 1981, he was employed by Eastern Airlines, last serving as vice chairman, executive vice president and as a director. Mr. Simons is a director of Arrow Air, Inc., a cargo air carrier; Veridian, Inc., an aerospace company; and a number of private companies. He was also a director of Home Intensive Care, Inc. from 1988 until July 1993. Mr. Simons is also a director of MedWaste, Inc.

     Robert C. Salisbury was appointed a director of Viragen in December 1998. From 1974 to 1995, Mr. Salisbury was employed by the Upjohn Company serving in several financial related positions. These positions included manager of cash management, internal control and corporate finance from 1975 to 1981. He was vice president from 1985 to 1990, senior vice president from 1991 to 1994, and executive vice president for finance and chief financial officer from 1994 to 1995. Following the merger of Pharmacia and Upjohn, Inc. in 1995, Mr. Salisbury served as executive vice president and chief financial officer until 1998.

     Jose I. Ortega is a certified public accountant and joined Viragen as its controller in June 1996. From 1993 until joining Viragen, Mr. Ortega was a member of the audit staff of Ernst & Young LLP, Viragen's independent audit firm.

     There is no family relationship between any of the officers and directors.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows certain information regarding Viragen's common stock beneficially owned at June 1, 2000, by:

     - each person who is known by us to own beneficially or exercise voting or dispositive control over 5% or more of Viragen's common stock,

     - each of Viragen's directors,

     - each officer named in the summary compensation table, and

     - all officers and directors as a group.

     A person is considered a beneficial owner of any securities that the person has the right to acquire beneficial ownership of within 60 days. At June 1, 2000, there were 85,629,990 shares of common stock outstanding. Other than indicated in the notes, we have been informed that these persons have sole voting and dispositive power with respect to their shares.

                                                                                    COMMON SHARES
                                                                                  BENEFICIALLY OWNED
                                                                              --------------------------
                                                                                            ACQUIRABLE
                                                    BENEFICIAL   PERCENT OF                   WITHIN
NAME OF BENEFICIAL OWNER                            OWNERSHIP      CLASS      CURRENTLY      60 DAYS
------------------------                            ----------   ----------   ---------   --------------
Gerald Smith......................................  2,067,000       2.4%         17,000     2,050,000
Robert H. Zeiger..................................    620,000       0.7              --       620,000
Carl N. Singer....................................  4,015,841       4.6       2,815,841     1,133,333
Dennis W. Healey..................................    715,000       0.8         265,000       450,000
Peter D. Fischbein................................    400,000       0.5         350,000        50,000
Sidney Dworkin, Ph.D..............................    325,244       0.4         175,244       150,000
Charles J. Simons.................................     35,000       0.0          10,000        25,000
Robert C. Salisbury...............................     30,000       0.0          30,000            --
Officers & Directors (as a Group of 12 persons)...  8,789,535       9.8       3,697,535     4,933,667

     Section 16(a) of the Exchange Act of 1934 requires a company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the company. Officers, directors and greater than ten percent (10%) stockholders are required by Securities and Exchange Commission regulation to furnish the company with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representation that no other reports were required, during the fiscal year ended June 30, 1999, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) beneficial owners were timely filed.

                         ELECTION OF CLASS B DIRECTORS

     The following table sets forth the names of the nominees, their positions with Viragen, the year, if applicable, in which they became directors and other related information. Executive officers are appointed annually and, except to the extent governed by employment contracts, serve at the discretion of the board of directors.

                             NOMINEES FOR ELECTION

                                                  POSITION WITH THE         SERVED AS OFFICER
NAME                                    AGE            COMPANY            AND/OR DIRECTOR SINCE   CLASS
----                                    ---       -----------------       ---------------------   -----
Peter D. Fischbein....................  59    Director                            1981              B
Dennis W. Healey......................  51    Chief Financial Officer             1980
                                              Treasurer                           1980
                                              Director                            1984              B
                                              Executive Vice President            1993
                                              Secretary                           1994
Robert H. Zeiger......................  56    Director                            1995              B
                                              Vice Chairman of the Board          1998

     During fiscal 1999, our board of directors met on four occasions.

     We have constituted an audit, finance and compensation committee and an executive committee. The audit, finance and compensation committee consists of Messrs. Simons (Chairperson), Dworkin and Salisbury. The executive committee consists of Messrs. Singer (Chairperson), Smith and Zeiger.

     The audit, finance and compensation committee oversees Viragen's audit activities to protect against improper and unsound practices and to furnish adequate protection to all assets and records. The audit, finance and compensation committee also acts as liaison to our independent certified public accountants, and conducts such work as is necessary and receives written reports, supplemented by such oral reports as it deems necessary, from the audit firm. The audit, finance and compensation committee also provides overall guidance for officer compensation programs, including salaries and other forms of compensation and for our budget process. During fiscal 1999, the audit, finance and compensation committee met on four occasions.

     The executive committee is empowered to act for the full board in intervals between board meetings, with the exception of certain matters, which by law may not be delegated. The executive committee will meet as necessary, and all actions by the executive committee are to be reported at the next board of directors meeting. During fiscal 1999, the executive committee met on four occasions.

AUDIT, FINANCE AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Currently, there are three members of the audit, finance and compensation committee, which was organized in February 1998, all of whom are outside directors.

                EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

     Audit, Finance and Compensation Committee Report on Executive Compensation. Under the rules established by the Securities and Exchange Commission, management is required to provide certain data and information in regard to the compensation and benefits provided to the chief executive officer and other executive officers. The disclosure requirements for the chief executive officer and executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental compensation decision affecting those individuals.

     Compensation Report. The audit, finance and compensation committee of the board of directors is responsible for establishing compensation levels and benefits for the executive officers of the company. The audit, finance and compensation committee is also responsible for reviewing recommendations made by management regarding compensation, including stock options, and benefits for other employees.

     Executive Compensation Policy. For the last fiscal year, the goals established by the audit, finance and compensation committee for executive compensation are as follows:

     - to provide a compensation package which would attract and retain experienced, scientific pharmaceutical and administrative personnel;

     - to maintain reasonable yet competitive base salaries while conserving the liquid assets of the company;

     - to provide an environment where innovation, dedication and success are rewarded; and

     - to provide participation in stock appreciation as part of an incentive based compensation package.

     The performance of executive officers is evaluated routinely by the audit, finance and compensation committee as well as by the board of directors as a whole. The audit, finance and compensation committee considers each employee's total compensation package, including base salary, stock options and other benefits as provided in their respective employment agreements.

     Chairman of the Board and Chief Executive Officer. Gerald Smith, chairman of the board of directors and chief executive officer, entered into two two-year employment agreements with both Viragen, Inc. and Viragen (Europe) Ltd. in March 1997. The agreements entitled the chairman to receive a combined salary of $262,000 and $282,000 for the first and second years of the agreement, respectively, and options to purchase 1,000,000 shares of common stock of the company at an exercise price of $3.22 per share, exercisable over a period of five years. The audit, finance and compensation committee believed that this structure, heavily weighted towards performance compensation, would provide the motivational structure necessary for the competitive environment in which we operate. On March 1, 1999, Mr. Smith entered into a single employment agreement with Viragen, Inc. under terms similar to his previous agreement. No additional stock options were granted. This agreement provides for a total annual salary of $282,000. Also, he continues to serve as the president and chairman of Viragen (Europe).

     Other Executive Officers. As with the compensation of the chief executive officer, the audit, finance and compensation committee evaluates and establishes the compensation packages for other executive officers of the company. These executives are evaluated routinely based on the effectiveness of their efforts in their respective areas of responsibility as well as their contribution to achieving our overall goals. The audit, finance and compensation committee has structured compensation packages so that the base salaries are conservative by pharmaceutical industry standards. The emphasis is on compensation through the issuance of stock options. As a consequence, the executive officers may maximize their total compensation through the attainment of corporate goals as reflected in appreciated stock values.

     Submitted by the audit, finance and compensation committee of the board of directors:

          Charles J. Simons           Sidney Dworkin, Ph.D.           Robert C.
                              Salisbury

SUMMARY COMPENSATION

     The following table sets forth information concerning the compensation and employment agreements of our chief executive officers and four other most highly compensated executive officers as of June 30, 1999.

                                                                     OTHER       RESTRICTED                              ALL
NAME AND                                                             ANNUAL        STOCK       OPTIONS/     LTIP        OTHER
PRINCIPAL POSITION                    YEAR    SALARY     BONUS    COMPENSATION     AWARDS      SARS(#)     PAYOUTS   COMPENSATION
------------------                    ----   --------   -------   ------------   ----------   ----------   -------   ------------
Gerald Smith........................  1999   $282,000
  Chairman of Board,                  1998    263,000
  President and CEO                   1997    175,885                                         1,050,000
Robert H. Zeiger....................  1999     22,582
  CEO, Director                       1998    111,347
                                      1997     65,250   $12,500      $5,000                      50,000
Dennis W. Healey....................  1999    252,000
  Exec. V.P.,                         1998    240,000
  Treasurer, CFO                      1997    163,345                                           350,000
  and Director
Charles F. Fistel...................  1999    151,846
  Exec. V.P.,                         1998    150,000
  Director                            1997    138,886                                           300,000
Jay Sawardeker......................  1999    174,039
  Exec. V.P., and                     1998    148,470
  Director                            1997    113,462                                           200,000

  Employment Agreements

     On March 1, 1997 Mr. Smith entered into a two-year employment agreement. This agreement provided for:

     - a salary of $190,000 and $200,000 for the first and second years, respectively,

     - options to purchase 1,000,000 shares of common stock at $3.22 per share exercisable over five years,

     - health and life insurance,

     - similar employee benefits generally available to other employees,

     - use of an automobile and related maintenance, and

     - reimbursement of business related expenses.

     On March 1, 1997, Mr. Smith also entered into a two-year employment agreement with Viragen (Europe) Ltd. under terms similar to those of his Viragen employment agreement. The agreement provided for an annual salary of $10,000 and $20,000 for the first and second years. We amended the agreement on July 3, 1997, to provide for an annual salary of $72,000 for the year July 1, 1997 through June 30, 1998, and $82,000 per annum for the period from July 1, 1998 through February 28, 1999. Mr. Smith's employment agreements with both Viragen and Viragen (Europe) expired on March 1, 1999. On that date, he entered into a single employment agreement with Viragen under terms similar to his previous agreement. No additional stock options were granted. This agreement provides for a total annual salary of $282,000. Mr. Smith continues to serve as the president and chairman of Viragen (Europe).

     On May 9, 1995, Viragen entered into a two-year employment agreement with Robert H. Zeiger. Under the agreement, he was to serve as chief executive officer and chief operating officer through May 1, 1997. The agreement provided for:

     - an annual salary of $120,000,

     - the issuance of options to purchase 1,000,000 shares of common stock at an exercise price of $.96 per share, with 500,000 shares being exercisable commencing May 8, 1996 through May 8, 2001 and the remaining 500,000 shares being exercisable commencing May 8, 1997 through May 8, 2002,

     - health and life insurance,

     - similar employee benefits generally made available to other employees,

     - use of an automobile and related maintenance expenses, and

     - reimbursement of business related expenses.

     On August 1, 1997, Mr. Zeiger entered into a one-year employment agreement under terms similar to his previous agreement except for certain notice of termination provisions. This agreement provided for a salary of $120,000 per year with an additional $5,000 per month, during the first six months of the contract term. In July 1998, Mr. Zeiger resigned for health reasons his positions as chief executive officer of Viragen and Viragen (Europe) and director of Viragen (Europe), effective September 30, 1998. Mr. Zeiger continues to serve as vice chairman and as senior pharmaceutical advisor to the Viragen board. He is a member of the executive committee of the board of directors.

     On March 1, 1997 Mr. Healey entered into a two-year employment agreement. The agreement, which was amended on July 1, 1997, provided for:

     - a salary $190,000 and $195,000 for the first and second years,

     - options to purchase 300,000 shares of common stock at $3.22 per share, exercisable over five years,

     - health and life insurance,

     - similar employee benefits generally available to other employees, and

     - reimbursement of automobile and business related expenses.

     On July 30, 1996, Viragen (Europe) entered into a two-year employment agreement with Mr. Healey under terms similar to his employment agreement with Viragen. It provided for a salary of $14,200 for the two month period ending September 30, 1996, and $85,000 for the year ended September 30, 1997. On March 1, 1997, Mr. Healey entered into a new two-year employment agreement, subsequently amended on July 3, 1997. This agreement was to run concurrent with Mr. Smith's Viragen (Europe) agreement and superceded all previous agreements. This agreement provided for a salary of $31,700 for the four month period ending June 30, 1997, $52,000 for the year ended June 30, 1998, and $38,000 for the eight month period ending February 28, 1998. Upon the expiration of Mr. Healey's employment agreements with Viragen and Viragen (Europe), on March 1, 1999, he entered into a single employment agreement with Viragen under terms similar to his previous agreements. No additional stock options were granted. The agreement provides for a total annual salary of $252,000. Mr. Healey continues to serve as executive vice president, chief financial officer, secretary and director of Viragen (Europe).

     On July 1, 1996, Viragen entered into a two-year employment agreement with Charles Fistel to serve as executive vice president. This agreement provided for:

     - an annual salary of $140,000 and $150,000 for the first and second years,

     - health and life insurance,

     - similar employee benefits generally made available to other employees, and

     - use of an automobile and related expenses.

     In February 1997, Viragen issued to Mr. Fistel five-year options to purchase 250,000 shares at $2.75 per share. Viragen recognized $218,750 in compensation expenses as a result of the issuance of these options. On July 1, 1998, upon the expiration of Mr. Fistel's 1996 agreement, Viragen entered into a two-year employment agreement with Mr. Fistel. The terms of this agreement are similar to his previous agreement, modified to increase his annual salary to $172,500 during the two-year term. Mr. Fistel resigned on May 14, 1999.

     From March 1996 to May 1996, Dr. Sawardeker served as an consultant to Viragen in scientific affairs. On May 6, 1996, Dr. Sawardeker entered into two-year employment agreement effective July 1, 1996. This agreement provided for:

     - a salary of $100,000 per year,

     - a five year option to acquire 250,000 shares of common stock, exercisable at $1.80 per share, vesting one third on the effective date of the employment agreement and an additional one third vesting on the first and second anniversary dates,

     - similar employee benefits generally available to executive employees,

     - $400 per month auto allowance, and

     - reimbursement of business related expenses.

     Dr. Sawardeker's employment agreement was subsequently amended and extended through June 30, 1999. It provided for an annual salary of $150,000 for the period from February 10, 1997 to February 9, 1998 and $160,000 for the period from February 10, 1998 to June 30, 1999. Dr. Sawardeker's amended employment agreement also provided for the grant of an option to acquire 200,000 shares of common stock, exercisable at $1.59 per share with all options vesting June 30, 1999. Upon the expiration on Dr. Sawardeker's contract, he resigned as chief operating officer of Viragen and a director of Viragen (Europe).

     On July 1, 1999, Dr. Nicolson entered into a two-year employment agreement with Viragen. This agreement supercedes all previous agreements. The agreement provided for:

     - an annual salary of $170,000,

     - the grant of an option to acquire 200,000 shares of common stock at $.625, vesting one-third on the date of grant, one-third on the first anniversary of the grant date and one-third on the second anniversary,

     - similar employee benefits generally available to executive officers,

     - use of an automobile, and

     - reimbursement of business related expenses.

     On July 1, 1999, Mr. Rothberg entered into a two-year employment agreement with Viragen. This agreement supercedes all previous agreements. The agreement provided for:

     - an annual salary of $160,000 and $172,500 for the first and second years,

     - the grant of an option to acquire 250,000 shares of common stock at $.625 per share, vesting one-half on the date of grant and one-half on the first year anniversary,

     - health insurance,

     - similar employee benefits generally available to executive employees,

     - $400 per month auto allowance, and

     - reimbursement of business related expenses.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to the grant of options to purchase shares of common stock during the fiscal year ended June 30, 1999 to each person named in the summary compensation table.

                                                                 # OF TOTAL
                                  NUMBER OF SECURITIES          OPTIONS/SARS           EXERCISE
                                 UNDERLYING OPTIONS/SARS   GRANTED TO EMPLOYEES IN   OR BASE PRICE   EXPIRATION
NAME                                   GRANTED (#)               FISCAL YEAR          ($/SHARES)        DATE
----                             -----------------------   -----------------------   -------------   ----------
Gerald Smith...................             --                        --                   --            --
Robert H. Zeiger...............             --                        --                   --            --
Dennis W. Healey...............             --                        --                   --            --
Charles F. Fistel..............             --                        --                   --            --
Jay Sawardeker.................             --                        --                   --            --

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the exercise of options to purchase shares of common stock during the fiscal year ended June 30, 1999 to each person named in the summary compensation table and the unexercised options held as of the end of the 1999 fiscal year.

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                     AND 1999 FISCAL YEAR END OPTION VALUES

                                                                                                     VALUE OF UNEXERCISED IN THE
                                                     VALUE REALIZED                                    MONEY OPTIONS AT FY-END
                                                      MARKET PRICE       NUMBER OF UNEXERCISED         (BASED ON FY-END/SHARE)
                                         SHARES       AT EXERCISE          OPTIONS AT FY END                PRICE OF $0.75
                                        ACQUIRED       LESS PRICE     ----------------------------   ----------------------------
NAME                                   ON EXERCISE    EXERCISABLE     EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                                   -----------   --------------   -----------    -------------   -----------    -------------
Gerald Smith.........................    250,000        139,000        2,450,000           --         $ 350,000          $--
Robert H. Zeiger.....................         --             --        1,050,000           --                --           --
Dennis W. Healey.....................    250,000        139,000          650,000           --            75,000           --
Charles F. Fistel....................    410,000         41,250          300,000           --                --           --
Jay Sawardeker.......................         --             --          450,000           --                --           --

1997 AMENDED STOCK OPTION PLAN AND 1995 AMENDED STOCK OPTION PLAN

     On May 15, 1995 the board of directors adopted, subject to approval by the stockholders, a stock option plan, called the 1995 stock option plan. On September 22, 1995, the board of directors amended the 1995 stock option plan to define certain terms and clarify the minimum exercise price of the non-qualified options. The minimum exercise price of non-qualified options cannot be less than 55% of the fair market value. Viragen stockholders ratified the 1995 stock option plan at the annual meeting held on December 15, 1995.

     On January 27, 1997 the board of directors adopted, subject to approval by the stockholders, a stock option plan called the 1997 stock option plan. The 1997 stock option plan contains terms and provisions similar to the 1995 stock option plan. Viragen stockholders ratified the 1997 stock option plan at the annual meeting held on February 28, 1997. On April 24, 1998 the board of directors adopted, subject to ratification by the stockholders, an amendment to the 1997 stock option plan. This amendment reserved an additional 1,000,000 shares of common stock for issuance under that plan. This amendment brought the total shares reserved under the 1997 stock option plan to 4,000,000 shares. On July 31, 1998, the stockholders ratified this amendment to the 1997 stock option plan.

     The audit, finance and compensation committee of the board of directors and the board of directors currently administer the plans. Administration of the plans includes determining:

     - the persons who will be granted plan options,

     - the type of plan options to be granted,

     - the number of shares subject to each plan options, and

     - the plan options price.

     Options granted under both the 1995 and the 1997 stock option plans may qualify as incentive stock options, under Section 422 of the Internal Revenue Code of 1986, as amended. In addition, the plans also include a reload option provision. This provision permits an eligible person to pay the exercise price of the plan option with shares of common stock owned by the eligible person. The person then receives a new plan option to purchase shares of common stock equal in number to the tendered shares. Any incentive option, which is granted under a plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares, on the date of such grant. The exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of the fair market value, as determined on the date of the grant. The board of directors or the audit, finance and compensation committee determine the term of each plan option and the manner in which it may be exercised. No plan option may be exercisable more than 10 years after the date of its grant. In the case of an incentive option granted to an eligible employee owning more than 10% of Viragen's common stock, no plan option may be exercisable more than five years after the date of the grant.

     Officers, directors, key employees and consultants of Viragen and its subsidiaries are eligible to receive non-qualified options under the stock option plans. Only officers, directors and employees who are employed by Viragen or by any of its subsidiaries are eligible to receive incentive options.

     Incentive options are non-assignable and nontransferable, except by will or by the laws of descent and distribution during the lifetime of the optionee. Only the optionee may exercise incentive options. Under a recent amendment to the 1997 stock option plan, non-qualified options may be transferable under limited circumstances for estate planning, if authorized by the board of directors or the audit, finance and compensation committee. If an optionee's employment is terminated for any reason, other than his death or disability, or if an optionee is not an employee but is a member of Viragen's board of directors and his service as a director is terminated for any reason, other then death or disability, the plan option granted to him will lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the plan option granted to him will lapse to the extent unexercised on the earlier of the expiration date of the plan option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled, the plan option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of the disability.

     The board of directors or the audit, finance and compensation committee may amend, suspend or terminate the stock option plans at any time. However, no amendment can be made which changes the minimum purchase price, except in the event of adjustments due to changes in Viragen's capitalization. Unless the plans have been suspended or terminated by the board of directors, the 1995 stock option plan will terminate on May 15, 2005, and the 1997 stock option plan will terminate on January 27, 2007. The termination of either plan will not affect the validity of any plan options previously granted.

     As of June 1, 2000, we have issued 3,197,800 options under the 1995 stock option plan and 3,692,700 options under the 1997 stock option plan.

ADDITIONAL STOCK OPTIONS

     During fiscal 1999, Viragen issued options to purchase 25,000 shares of common stock to each of the two directors who joined the board of directors during the year. In addition, we issued 35,000 options to Dr. Ray Ziai, our vice president of research and development, in connection with an amendment and extension of his employment agreement. All options were issued with a five-year term, exercisable at the market price on the date of the grant.

                     PERFORMANCE GRAPH - STOCKHOLDER RETURN
                                ON COMMON STOCK

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
           AMONG VIRAGEN, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ HEALTH SERVICES INDEX

                                                                               NASDAQ STOCK MARKET
                                                      VIRAGEN, INC.                  (U.S.)              NASDAQ HEALTH SERVICES
                                                      -------------            -------------------       ----------------------
6/94                                                       100                         100                         100
6/95                                                       135                         133                         109
6/96                                                       870                         171                         166
6/97                                                       405                         208                         153
6/98                                                       300                         274                         149
6/99                                                       120                         393                         139

* $100 invested on 6/30/94 in stock or index -- including reinvestment of dividends. Fisal year ending June 30.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Gerald Smith and Dennis W. Healey, who are principal officers of Viragen, also serve as the principal officers of Viragen (Europe). Messrs. Smith and Healey also serve as principal officers of our majority-owned subsidiary, Viragen U.S.A., Inc.

     On April 25, 1997, Viragen loaned William Saeger, a former director, $100,000. In exchange, Viragen received a one-year promissory note bearing interest at 8 1/2%. In April 1998, Mr. Saeger defaulted on this note. Due to a subsequent deterioration in Mr. Saeger's health and financial condition, we were unable to determine the amounts which could ultimately be realized on the promissory note. Accordingly, we wrote-off the entire amount due under the note with related accrued interest of approximately $10,000 as uncollectible by fiscal 1998 year end. We are continuing to pursue collection efforts relative to this transaction.

     On September 1, 1998, Gerald Smith and Dennis W. Healey each exercised 250,000 options to purchase common stock. Both exercised their options through the issuance of promissory notes payable to Viragen totaling $300,000. Smith and Healey also entered into related pledge and escrow agreements. The promissory notes bear interest at 5.47%, payable semi-annually, and are secured by the underlying common stock purchased. The purchased shares were being held in escrow, pending payment of the related notes pursuant to the provisions of the pledge and escrow agreements. Mr. Smith paid $100,000 of the principal on his promissory note, plus related interest, during January 2000. Mr. Healey paid-in-full the $150,000 principal, plus related interest, on his promissory note, during March 2000. Viragen released the collateral on the two promissory notes.

     Carl N. Singer, a director of Viragen and the chairman of its executive committee, also exercised options for 50,000 shares on October 1, 1998. Peter Fischbein, a director, exercised options for 200,000 shares on October 8, 1998. Charles F. Fistel, a former officer, exercised options totaling 410,000 shares on May 3, 1999 and May 11, 1999 These options were all exercised through the issuance of promissory notes payable Viragen totaling $302,000, and related pledge and escrow agreements. The promissory notes bear interest at rates ranging between 5.06% and 5.15%, payable semi-annually, and are secured by the underlying common stock purchased. The purchased shares are being held in escrow, pending payment of the related notes pursuant to the provisions of the pledge and escrow agreements. During February 2000, Mr. Fischbein exercised options for 25,000 additional common shares through the issuance of another promissory note and escrow agreement. Principal on the promissory note totals $12,500 and bears interest at 6.46%. Mr. Singer paid-in-full the $59,000 principal, plus related interest, on his promissory note, during March 2000. Mr. Singer's collateral was released from escrow upon receipt of his payment. Mr. Fistel paid $30,000 of the principal on his promissory notes, plus related interest, during March 2000. The related escrowed common shares were released to Mr. Fistel upon receipt of his payment.

     During January 2000, we contracted Cameron Associates, Inc. to act as our investor relation's contact. Cameron Associates receives $6,000 per month as compensation for their services. They also received warrants to purchase 100,000 common shares of Viragen at $1.17 per share through January 2005. Mr. Singer serves as a director on Cameron Associates' board of directors and is a minority stockholder.

     On February 7, 2000, the board of directors voted to modify the terms of an option to purchase 1.4 million shares of common stock, which had been granted to Mr. Smith, Viragen's president, during October 1995. The board of directors delayed the expiration of this common stock option by three years. Under the modified terms, the common stock option will now expire on October 5, 2003. No other terms were changed. Under the provisions of APB 25, we recognized compensation expense of $941,000 relating to the modification of the grant, during the fiscal quarter ended March 31, 2000.

     On February 18, 2000, we entered into a subscription agreement with Active Investors Ltd. II, an investment fund managed by Mr. Singer. Under the terms of the subscription agreement, we issued to Active Investors Ltd. II a convertible promissory note for the principal amount of $1,000,000. The promissory note bears interest at a rate of 9.5% per annum. The principal and interest are payable on February 17, 2001. Charles Simons, a director of Viragen and the chairman of its audit, finance and compensation committee, is an investor in Active Investors Ltd. II.

     Active Investors Ltd. II can elect to convert the unpaid principal and interest, at any time, into common shares at the fixed rate of $1.00 per share. Under the subscription agreement, Active Investors Ltd. II also received a warrant to purchase 100,000 common shares. The warrant is exercisable at $2.00 per share through February 17, 2003.

     Active Investors Ltd. II has also participated as an investor under the shelf registration on Form S-3 dated March 21, 2000 (File No. 333-32306). Active Investors Ltd. II invested $1,000,000 in exchange for 784,300 shares of our common stock.

     Between February and March 2000, Mr. Smith exercised options for 400,000 additional common shares through the issuance of two promissory notes and escrow agreements. Principal on the promissory notes totaled $200,000. Mr. Smith paid-in-full the principal on both notes during March 2000. The escrowed shares were released upon receipt of Mr. Smith's payment.

     During March 2000, Melvin Rothberg, an executive vice-president of Viragen, exercised options for 100,000 common shares through the issuance of a promissory note and escrow agreement. Principal on the promissory note totaled $62,500. Mr. Rothberg paid-in-full the principal on his note during April 2000. The escrowed shares were released upon receipt of Mr. Rothberg's payment.

                              APPROVAL OF NOMINEES

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR THE CLASS B DIRECTORS SET FORTH ABOVE.

                     APPOINTMENT OF THE COMPANY'S AUDITORS

     The appointment of Ernst & Young LLP as our independent auditors for the fiscal year ended June 30, 2000, will be submitted for ratification by the stockholders.

     Although the board of directors is submitting the appointment of Ernst & Young LLP for stockholder approval, it reserves the right to change the selection of Ernst & Young LLP as auditors, at any time during the fiscal year, if it deems such change to be in Viragen's best interest, even after stockholder approval. Representatives of Ernst & Young LLP are expected to be present at the annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS VIRAGEN'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2000.

                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

     Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

                                 OTHER MATTERS

     Management is not aware of any other business which may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

                 STOCKHOLDERS' PROPOSALS TO BE PRESENTED AT THE
                 COMPANY'S NEXT ANNUAL MEETING OF STOCKHOLDERS

     Stockholder proposals intended to be presented at our 2000 annual meeting of stockholders of must be received by us, at our principal executive offices not later than February 8, 2001, or if the 2000 annual meeting of stockholders differs by more than 30 days from the date of the 1999 annual meeting, then a reasonable time before we print and mail the proxy materials for the 2000 annual meeting, for inclusion in the proxy statement and proxy relating to the 2000 annual meeting of stockholders. Any proposal will be subject to our by-laws and 17 C.F.R. sec.240.14a-8 of the Rules and Regulations under the Securities Act of 1933.

     In addition, the proxy solicited by the board of directors for the 2000 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless management is provided with notice of such proposal no later than April 24, 2001, or if the 2000 annual meeting of stockholders differs by more than 30 days from the date of the 1999 annual meeting, then a reasonable time before we print and mail our proxy materials for the 2000 annual meeting.

                   AVAILABILITY OF FORM 10-K/A ANNUAL REPORT
                         AND FORM 10-Q QUARTERLY REPORT

     A copy of Viragen's annual report on Form 10-K/A for the year ended June 30, 1999, has been included with this proxy statement along with a copy of its quarterly report on Form 10-Q for the quarterly period ended March 31, 2000. Both are exclusive of exhibits filed with the Securities and Exchange Commission. These exhibits are available without charge to stockholders upon request to Gerald Smith, President, 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324.

                                          By Order of the Board of Directors

                                          Dennis W. Healey, Secretary

Plantation, Florida
June 15, 2000

       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

                                 VIRAGEN, INC.

            PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- JULY 27, 2000

     The undersigned, revoking all previous proxies, hereby appoint(s) Gerald Smith as Proxy, with full power of substitution, to represent and to vote all Common Stock of Viragen, Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held in New York, New York on July 27, 2000, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the person named herein will vote thereon in accordance with his best judgement. All powers may be exercised by said Proxy.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.


              (continued and to be signed and dated on other side)


--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE



                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

1. Call TOLL-FREE 1-800-840-1208 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

2.   Vote by internet at our Internet Address: http://www.eproxy.com/vra/

                                       OR

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                                  PLEASE VOTE

Please mark your
vote as indicated
in this example   [X]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING.

1. To elect three directors to the Board of Directors, and who will be classified as Class B directors, to serve for the term of their designated class and until their successors have been elected and qualified.

Nominees: CLASS B DIRECTORS

          01  Robert Zeiger
          02  Dennis W. Healey
          03  Peter D. Fischenbein

     [ ]  FOR all nominees listed (except as marked to the contrary)

     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PLEASE DRAW A LINE THROUGH THAT NOMINEE'S NAME.)

2. To ratify the appointment of Ernst & Young LLP, as the Company's independent auditors.

     [ ] FOR      [ ] AGAINST        [ ] ABSTAIN

By checking the box to the right, I consent to future access of the Annual   [ ]
Report, Proxy Statements, Prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, ChaseMellon Shareholder Services, L.L.C., Ridgefield Park, NJ. I also understand that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Annual Meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.


                                                     -------          Please sign exactly as name appears to the left. When shares
                                                            |         are held by joint tenants, both should sign. When signing as
                                                            |         attorney, executor, administrator, trustee or guardian, please
                                                            |         give full title as such. If a corporation or other entity, please sign in the corporate name by President or other
                                                                      authorized officer or person. If a partnership, please sign in partnership name by authorized person.

                                                                      --------------------------------------------------------------
                                                                      Signature

                                                                      --------------------------------------------------------------
                                                                      Signature if Held Jointly

                                                                      --------------------------------------------------------------
                                                                      (Please Print Name)

                                                                      --------------------------------------------------------------
                                                                      Number of Shares Subject to Proxy

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE                          Date:                                                  , 2000
ENCLOSED ENVELOPE.                                                          -------------------------------------------------


-------------------------------------------------------------------------------

                              FOLD AND DETACH HERE


                         VOTE BY TELEPHONE OR INTERNET

                        QUICK * * * EASY * * * IMMEDIATE


Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


VOTE BY PHONE:      CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-800-840-1208
                    ANYTIME. THERE IS NO CHARGE TO YOU FOR THIS CALL.
                    You will be asked to enter the CONTROL NUMBER located in the lower right of this form.

OPTION A:           To vote as the Board of Directors recommends on ALL items, press 1.

OPTION B:           If you choose to vote on each item separately, press 0. You will hear these instructions:

                    ITEM 1: To vote FOR ALL nominees, press 1, to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

                    ITEM 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                    WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1.

VOTE BY INTERNET:   THE WEB ADDRESS IS http://www.eproxy.com/vra/

                             THANK YOU FOR VOTING.


                CALL * * TOLL-FREE * * ON A TOUCH-TONE TELEPHONE
                            1-800-840-1208 - ANYTIME

                    There is NO CHARGE to you for this call.